UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

Form 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2007
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NITCHES, INC.

(Exact name of registrant as specified in its charter)

California	0-13851	95-2848021
(State or other jurisdiction of	Commission file number	(IRS Employer
incorporation or organization)		Identification No.)

10280 Camino Santa Fe, San Diego, California 92121
(Address of principal executive offices)

Registrant's telephone number: (858) 625-2633
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

On January 2, 2008, Nitches, Inc. (the "Company"), filed a Current Report on Form 8-K (the "Original Filing") announcing that it dismissed J.H. Cohn LLP as the Company's independent registered public accounting firm effective December 31, 2007, and engaged Squar, Milner, Peterson, Miranda & Williamson, LLP as its independent registered public accounting firm effective that same day. This Current Report on Form 8-K/A is being filed to revise the disclosure regarding "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), to include the letter required by Item 304(a)(3) of Regulation S-K and to make other clarifying changes. For the sake of convenience, this Current Report on Form 8-K/A amends and restates the Original Filing in its entirety.

Item 4.01 Changes in Registrant's Certifying Accountant

     (a) J.H. Cohn LLP ("J.H. Cohn") has been dismissed as the independent registered public accounting firm of Nitches, Inc. (the "Company") effective December 31, 2007. The Company engaged Squar, Milner, Peterson, Miranda & Williamson, LLP ("Squar Milner") as its independent registered public accounting firm effective December 31, 2007. The decision to change firms has been approved by the audit committee of the Company's board of directors.

     The Company engaged J.H. Cohn as its independent registered public accounting firm on May 3, 2007.

     The report of J.H. Cohn on the financial statements of the Company as of and for the fiscal year ended August 31, 2007, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal year ended August 31, 2007 and subsequent interim period preceding the dismissal of J.H. Cohn, there were no disagreements between the Company and J.H. Cohn on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of J.H. Cohn, would have caused J.H. Cohn to make reference to the subject matter of the disagreements in connection with its audit report on the Company's financial statements.

     During the fiscal quarter ended August 31, 2007 and for the interim period through December 31, 2007, the date the Company's engagement of J.H. Cohn ended, J.H. Cohn did not advise the Company of any reportable events under Item 304(a)(1)(v) of Regulation S-K other than as follows: In connection with its audit of the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2007, J.H. Cohn advised the Company's management and the audit committee of the board of directors of the Company that the Company did not have the internal controls necessary to timely prepare and file reliable financial statements. The audit committee of the board of directors of the Company discussed the matter with J.H. Cohn, and the Company has authorized J.H. Cohn to respond fully to the inquiries of Squar Milner, if any, concerning the matter.

     The Company has provided J.H. Cohn with a copy of the above disclosures as required by Item 304(a) of Regulation S-K in conjunction with the filing of this report. The Company has requested that J.H. Cohn deliver to it a letter addressed to the Securities and Exchange Commission stating whether J.H. Cohn agrees with the disclosures made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree. J.H. Cohn's letter is filed as Exhibit 16 hereto and incorporated herein by reference.

     (b) During the Company's two most recent fiscal years and the interim period prior to engaging Squar Milner, neither the Company nor anyone on its behalf consulted Squar Milner regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

NO.	DESCRIPTION
16	Letter from J.H. Cohn LLP dated January 4, 2008

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITCHES, INC.

Dated: January 4, 2008	By:	/s/ Steven P. Wyandt
Steven P. Wyandt
Chief Executive Officer